Exhibit 4.3
                              (SEE REVERSE LEGEND)

                (THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR
                        TO 5:00 P.M. DENVER TIME, , 2010)


Number                           A4S SECURITY, INC.                     Warrants


                                     WARRANT


                                                              CUSIP ____________

THIS CERTIFIES THAT, for value received,

is the registered holder of a Warrant or Warrants expiring          , 2010 (the
"Warrant") to purchase one fully paid and non-assessable share of Common Stock, no par value per share ("Shares"), of A4S Security, Inc., a Colorado corporation (the "Company") for each one Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the date the Warrant is separated from the Unit of which it is a part, such number of Shares of the Company at the price of $ per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Corporate Stock Transfer, Inc. (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Corporate Stock Transfer, Inc. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

     No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

     Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

     The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     This Warrant does not entitle the registered holder to any of the rights of a Stockholder of the Company until exercised.

     The Company reserves the right to call the Warrant, at any time after __________, 2008 and prior to its exercise, with a notice of call in writing to the Warrantholders of Record, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $_______ per share on each of 30 consecutive trading days prior to the date on which notice of such call is given. The call price of the Warrants is to be $.10 per Warrant. Any Warrant either not exercised, or tendered back to the Company by the end of the date specified in the notice of call, shall be canceled on the books of the Company and have no further value except for the $.10 call price.

Countersigned:

CORPORATE STOCK TRANSFER, INC.
          (Denver, Colorado)
                     as Warrant Agent,   A4S SECURITY,    By:
                                              INC.
                                           CORPORATE
                                              SEAL
                    ----------------------------    ----------------------------
By:
                    SIGNATURE TO COME               SIGNATURE TO COME

                    ----------------------------    ----------------------------

                                    COLORADO
                                        X


Authorized Officer                     Secretary                       President

--------------------------------------------------------------------------------

                                SUBSCRIPTION FORM
      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise       Warrants
represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of


________________________________________________________________________________
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

                               and be delivered to


________________________________________________________________________________
                     (PLEASE PRINT OR TYPE NAME AND ADDRESS)


________________________________________________________________________________
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:  ________________                 ______________________________________
                                                      (SIGNATURE)

                                         ______________________________________
                                                      (ADDRESS)

                                         ______________________________________
                                               (TAX IDENTIFICATION NUMBER)


                                   ASSIGNMENT
       To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _____________________________________ hereby sell, assign, and transfer unto

________________________________________________________________________________
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

                               and be delivered to


________________________________________________________________________________
                     (PLEASE PRINT OR TYPE NAME AND ADDRESS)

____________________________________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint
__________________________________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:  ________________            ______________________________________
                                                (SIGNATURE)


THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE/ARCAEX OR CHICAGO STOCK EXCHANGE.


________________________________________________________________________________